Exhibit 99.1

nCino Reports Second Quarter Fiscal Year 2023 Financial Results
•Total Revenues of $99.6M, up 50% year-over-year
•Subscription Revenues of $84.4M, up 57% year-over-year
•Organic Subscription Revenues of $69.4M, up 29% year-over-year
WILMINGTON, N.C., September 1, 2022 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its second quarter of fiscal year 2023, ended July 31, 2022.

“We had a solid second quarter and I am extremely proud of how well our team executed,” said Pierre Naudé, Chairman and Chief Executive Officer of nCino. “Our results this quarter demonstrate the strength of our business model and growing demand for our full suite of product solutions. For example, the number of nCino Bank Operating System customers using our nCino IQ (nIQ) solutions increased 119% year-over-year and in the mortgage space, SimpleNexus grew subscription revenues 73% year-over-year. With discipline and focus, we are continuing to grow market share across the business and invest responsibly to extend our market leadership while remaining committed to achieving non-GAAP profitability next year.”
Financial Highlights
•Revenues: Total revenues for the second quarter of fiscal 2023 were $99.6 million, a 50% increase from $66.5 million in the second quarter of fiscal 2022. Subscription revenues for the second quarter were $84.4 million, up from $53.9 million one year ago, an increase of 57%. These revenues include the results of SimpleNexus. Organic subscription revenues, which exclude the revenues of SimpleNexus, were $69.4 million, a 29% increase from the second quarter of fiscal 2022.
•Loss from Operations: GAAP loss from operations in the second quarter of fiscal 2023 was ($25.0) million compared to ($13.2) million in the same quarter of fiscal 2022. Non-GAAP operating loss in the second quarter was ($2.8) million compared to ($1.8) million in the second quarter of fiscal 2022.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the second quarter of fiscal 2023 was ($27.2) million compared to ($13.7) million in the second quarter of fiscal 2022. Non-GAAP net loss attributable to nCino in the second quarter was ($4.9) million compared to ($2.5) million in the second quarter of fiscal 2022.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the second quarter of fiscal 2023 was ($0.25) per share compared to ($0.14) per share in the second quarter of fiscal 2022. Non-GAAP net loss attributable to nCino in the second quarter was ($0.04) per share compared to ($0.03) per share in the second quarter of fiscal 2022.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of July 31, 2022, was $907.4 million, an increase of 28% compared to the second quarter of fiscal 2022. Organic RPO, which excludes RPO for SimpleNexus, was $839.8 million, an increase of 19% compared to the second quarter of fiscal 2022.
•Cash: Cash, cash equivalents, and restricted cash were $91.5 million as of July 31, 2022.

Recent Business Highlights
•Inked Deal with Rabobank: Signed Rabobank Australia and New Zealand to implement nCino’s Automated Spreading solution, powered by nCino IQ (nIQ). This partnership will benefit Australian and New Zealand bank employees and customers, representing a multi-currency, cross-country commitment to provide a premier banking experience.
•Grew International Footprint: Added new logos across multiple markets, including Japan, South Africa and the Netherlands.
•Took First New Zealand Customer Live: ASB, one of New Zealand’s leading commercial banks, went live on the nCino Bank Operating System during the second quarter. ASB deployed nCino’s Commercial Banking Solution as part of their journey to create a single, cloud-based platform to better serve their business customers.
•Took nbkc Live across the Full Platform: Kansas-based nbkc went live on nCino’s Commercial Pricing and Profitability and Automated Spreading solutions. The $1.1 billion-asset community bank is also live on nCino’s Commercial, Small Business and Retail Banking Solutions.
•Accelerated SimpleNexus Cross-sells: During the second quarter, SimpleNexus signed 26 new customers including community and regional banks, credit unions, and independent mortgage banks. Of these, four were nCino cross-sells and six were competitive replacements.
•Expanded Executive Leadership Team: Announced several appointments across the executive leadership team to drive further growth and scale, including appointing Matt Hansen as Chief Product Officer, Jaime Punishill as Chief Market Officer, Chris Ainsworth as Chief People Officer and Ben Miller as CEO of SimpleNexus, an nCino company.
Financial Outlook
nCino is providing guidance for its third quarter ending October 31, 2022 as follows:
•Total revenues between $103 million and $104 million.
•Subscription revenues between $87 million and $88 million.
•Non-GAAP operating loss between ($0.75) million and ($1.75) million.
•Non-GAAP net loss attributable to nCino per share of ($0.02) and ($0.03).
nCino is providing guidance for its fiscal year 2023 ending January 31, 2023 as follows:
•Total revenues between $401.5 million and $403.5 million.
•Subscription revenues between $341.5 million and $343.5 million.
•Non-GAAP operating loss between ($12) million and ($14) million.
•Non-GAAP net loss attributable to nCino per share of ($0.17) to ($0.19).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,750 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.
Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) risks associated with the acquisition of SimpleNexus, (iii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iv) the accuracy of management’s assumptions and estimates; (v) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vi) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (viii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (ix) our ability to manage our growth effectively including expanding outside of the United States; (x) adverse changes in our relationship with Salesforce; (xi) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiii)

system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiv) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xv) adverse changes in the financial services industry, including as a result of customer consolidation; (xvi) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of the outbreak of hostilities in Ukraine and higher interest rates; and (xvii) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2022	July 31, 2022
Assets
Current assets
Cash and cash equivalents	$88,014	$86,148
Accounts receivable, net	74,528	68,347
Costs capitalized to obtain revenue contracts, current portion, net	7,583	8,149
Prepaid expenses and other current assets	13,384	14,127
Total current assets	183,509	176,771
Property and equipment, net	60,677	73,114
Operating lease right-of-use assets, net	13,170	11,770
Costs capitalized to obtain revenue contracts, noncurrent, net	16,403	16,172
Goodwill	841,487	840,726
Intangible assets, net	180,122	166,056
Investment	4,031	4,031
Other long-term assets	1,615	7,719
Total assets	$1,301,014	$1,296,359
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,366	$9,456
Accrued compensation and benefits	21,454	12,576
Accrued expenses and other current liabilities	14,744	13,095
Deferred revenue, current portion	122,643	151,541
Financing obligations, current portion	621	671
Operating lease liabilities, current portion	3,548	3,806
Total current liabilities	174,376	191,145
Operating lease liabilities, noncurrent	11,198	9,468
Deferred income taxes, noncurrent	1,675	2,163
Deferred revenue, noncurrent	44	14
Financing obligations, noncurrent	33,478	33,125
Construction liability, noncurrent	9,736	16,004
Total liabilities	230,507	251,919
Commitments and contingencies
Redeemable non-controlling interest	2,882	3,219
Stockholders’ equity
Common stock	55	55
Additional paid-in capital	1,277,258	1,306,339
Accumulated other comprehensive income (loss)	(72)	1,219
Accumulated deficit	(209,616)	(266,392)
Total stockholders’ equity	1,067,625	1,041,221
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,301,014	$1,296,359

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2022	2021	2022
Revenues
Subscription	$53,934	$84,445	$104,967	$163,634
Professional services and other	12,585	15,182	23,907	30,204
Total revenues	66,519	99,627	128,874	193,838
Cost of revenues
Subscription	15,308	26,145	30,254	51,655
Professional services and other	11,267	15,076	22,620	29,868
Total cost of revenues	26,575	41,221	52,874	81,523
Gross profit	39,944	58,406	76,000	112,315
Gross margin %	60%	59%	59%	58%
Operating expenses
Sales and marketing	19,216	32,512	37,641	61,851
Research and development	18,609	29,701	36,034	58,816
General and administrative	15,287	21,199	30,967	43,885
Total operating expenses	53,112	83,412	104,642	164,552
Loss from operations	(13,168)	(25,006)	(28,642)	(52,237)
Non-operating income (expense)
Interest income	59	26	116	28
Interest expense	(330)	(631)	(598)	(1,269)
Other income (expense), net	(337)	(1,014)	(70)	(2,587)
Loss before income taxes	(13,776)	(26,625)	(29,194)	(56,065)
Income tax provision	487	799	674	1,362
Net loss	(14,263)	(27,424)	(29,868)	(57,427)
Net loss attributable to redeemable non-controlling interest	(403)	(307)	(870)	(651)
Adjustment attributable to redeemable non-controlling interest	(177)	128	(307)	1,157
Net loss attributable to nCino, Inc.	$(13,683)	$(27,245)	$(28,691)	$(57,933)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.14)	$(0.25)	$(0.30)	$(0.53)
Weighted average number of common shares outstanding:
Basic and diluted	95,661,756	110,391,865	95,042,448	110,198,509

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended July 31,
	2021	2022
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(28,691)	$(57,933)
Net loss and adjustment attributable to redeemable non-controlling interest	(1,177)	506
Net loss	(29,868)	(57,427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,106	16,882
Non-cash operating lease costs	1,224	2,001
Amortization of costs capitalized to obtain revenue contracts	2,712	4,031
Amortization of debt issuance costs	—	85
Stock-based compensation	14,704	25,971
Deferred income taxes	221	480
Provision for (recovery of) bad debt	(5)	154
Net foreign currency losses	245	2,635
Change in operating assets and liabilities:
Accounts receivable	3,787	5,415
Costs capitalized to obtain revenue contracts	(4,416)	(4,571)
Prepaid expenses and other assets	1,715	(1,651)
Accounts payable	1,716	(1,890)
Accounts payable, related parties	699	—
Accrued expenses and other current liabilities	(690)	(9,653)
Deferred revenue	26,023	30,327
Operating lease liabilities	(1,274)	(2,070)
Net cash provided by operating activities	20,899	10,719
Cash flows from investing activities
Purchases of property and equipment	(1,272)	(9,303)
Net cash used in investing activities	(1,272)	(9,303)
Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	—	20,000
Payments on revolving credit facility	—	(20,000)
Payments of debt issuance costs	—	(367)
Exercise of stock options	9,200	1,856
Stock issuance under the employee stock purchase plan	—	2,424
Principal payments on financing obligations	(95)	(303)
Net cash provided by financing activities	9,105	3,610
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(466)	(1,895)
Net increase in cash, cash equivalents, and restricted cash	28,266	3,131
Cash, cash equivalents, and restricted cash, beginning of period	371,425	88,399
Cash, cash equivalents, and restricted cash, end of period	$399,691	$91,530

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$399,363	$86,148
Restricted cash included in other long-term assets	328	5,382
Total cash, cash equivalents, and restricted cash, end of period	$399,691	$91,530

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Fees and Expenses Related to the Antitrust Matters. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2022	2021	2022
GAAP total revenues	$66,519	$99,627	$128,874	$193,838

GAAP cost of subscription revenues	$15,308	$26,145	$30,254	$51,655
Amortization expense - developed technology	(393)	(4,256)	(789)	(8,518)
Stock-based compensation	(257)	(352)	(542)	(728)
Non-GAAP cost of subscription revenues	$14,658	$21,537	$28,923	$42,409

GAAP cost of professional services and other revenues	$11,267	$15,076	$22,620	$29,868
Stock-based compensation	(1,340)	(1,915)	(2,672)	(3,786)
Non-GAAP cost of professional services and other revenues	$9,927	$13,161	$19,948	$26,082

GAAP gross profit	$39,944	$58,406	$76,000	$112,315
Amortization expense - developed technology	393	4,256	789	8,518
Stock-based compensation	1,597	2,267	3,214	4,514
Non-GAAP gross profit	$41,934	$64,929	$80,003	$125,347
Non-GAAP gross margin %	63%	65%	62%	65%

GAAP sales & marketing expense	$19,216	$32,512	$37,641	$61,851
Amortization expense - customer relationships	(417)	(2,168)	(835)	(4,335)
Amortization expense - trade name	—	(604)	—	(1,208)
Stock-based compensation	(1,977)	(3,447)	(3,730)	(6,818)
Non-GAAP sales & marketing expense	$16,822	$26,293	$33,076	$49,490

GAAP research & development expense	$18,609	$29,701	$36,034	$58,816
Stock-based compensation	(1,686)	(2,613)	(3,229)	(5,445)
Non-GAAP research & development expense	$16,923	$27,088	$32,805	$53,371

GAAP general & administrative expense	$15,287	$21,199	$30,967	$43,885
Stock-based compensation	(2,380)	(4,344)	(4,531)	(9,194)
Acquisition-related expenses	—	(387)	—	(1,884)
Fees and expenses related to the Antitrust Matters	(2,884)	(2,136)	(6,147)	(3,868)
Non-GAAP general & administrative expense	$10,023	$14,332	$20,289	$28,939

GAAP loss from operations	$(13,168)	$(25,006)	$(28,642)	$(52,237)
Amortization expense - developed technology	393	4,256	789	8,518
Amortization expense - customer relationships	417	2,168	835	4,335
Amortization expense - trade name	—	604	—	1,208
Stock-based compensation	7,640	12,671	14,704	25,971
Acquisition-related expenses	—	387	—	1,884
Fees and expenses related to the Antitrust Matters	2,884	2,136	6,147	3,868
Non-GAAP operating loss	$(1,834)	$(2,784)	$(6,167)	$(6,453)
Non-GAAP operating margin	(3)%	(3)%	(5)%	(3)%

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2022	2021	2022
GAAP net loss attributable to nCino	$(13,683)	$(27,245)	$(28,691)	$(57,933)
Amortization expense - developed technology	393	4,256	789	8,518
Amortization expense - customer relationships	417	2,168	835	4,335
Amortization expense - trade name	—	604	—	1,208
Stock-based compensation	7,640	12,671	14,704	25,971
Acquisition-related expenses	—	387	—	1,884
Fees and expenses related to the Antitrust Matters	2,884	2,136	6,147	3,868
Adjustment attributable to redeemable non-controlling interest	(177)	128	(307)	1,157
Non-GAAP net loss attributable to nCino	$(2,526)	$(4,895)	$(6,523)	$(10,992)

Weighted-average shares used to compute net loss per share, basic and diluted	95,661,756	110,391,865	95,042,448	110,198,509

GAAP net loss attributable to nCino per share	$(0.14)	$(0.25)	$(0.30)	$(0.53)
Non-GAAP net loss attributable to nCino per share	$(0.03)	$(0.04)	$(0.07)	$(0.10)

Free cash flow
Net cash provided by operating activities	$13,341	$9,471	$20,899	$10,719
Purchases of property and equipment	(750)	(4,609)	(1,272)	(9,303)
Free cash flow	$12,591	$4,862	$19,627	$1,416
Principal payments on financing obligations[1]	(16)	(153)	(95)	(303)
Free cash flow less principal payments on financing obligation	$12,575	$4,709	$19,532	$1,113
1These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com